EXHIBIT 21

                             ASA INTERNATIONAL LTD.
                         SUBSIDIARIES OF THE REGISTRANT

                ASA Properties, Inc. a Massachusetts Corporation
            ASA International Ventures, Inc., a Delaware Corporation
                   ASA Italy, S.r.l., an Italian Corporation
           10 Speen Street, LLC, a Delaware limited liability company